Exhibit 5
ASSIGNMENT AGREEMENT
     THIS ASSIGNMENT AGREEMENT dated as of April ___, 2008 (this “Agreement”) is entered into by and between Plexus Fund Limited (the “Transferor”), and FP Tech Holdings, LLC , or its designee (the “Transferee”).
RECITALS:
     WHEREAS, pursuant to that certain Indenture, dated January 24, 2007 (the “Indenture”), by and between Firepond, Inc. (the “Company”) and the Bank of New York, as trustee, the Transferor was issued that certain Senior Secured Convertible Note due 2009 (the “CAP Note”) and that certain Warrant to Purchase Common Stock (the “Warrant”), both as listed on Exhibit A attached hereto;
     WHEREAS, on August 2, 2007, pursuant to that certain Securities Purchase Agreement by and among the Company and certain investors, including the Transferor, the Transferor was issued that certain Senior Secured Subordinated Note of the Company (the “Bridge Note”), as listed on Exhibit A attached hereto;
     WHEREAS, the Transferor is the holder of 81,250 shares of common stock of the Company (the “Shares”), as listed on Exhibit A attached hereto; and
     WHEREAS, the Transferee desires to assign all of its respective rights, title and interest in the CAP Note, the Warrant, the Bridge Note, the Shares and any and all claims and interests of any kind or nature relating to the Company (collectively, the “Securities”) for the aggregate amount of $250,000.00 (the “Purchase Price”).
AGREEMENT:
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Transferor hereby agrees as follows:
     Assignment. Transferor hereby assigns, transfers, and conveys to the Transferee all of its rights, title, and interest in, to, and under each of the Securities, listed on Exhibit A and any and all claims and interests of any kind or nature relating to the Company.
     Assignment of Shares. Transferor hereby assigns, transfers, and conveys to the Transferee all of its rights, title, and interest in, to, the Shares. Upon execution of this Agreement, the Transferor shall tender the certificates representing the Shares or, if the Shares are not certificated, shall make an electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) in accordance with the instructions provided by Transferee, in either case, together with a duly executed Stock Power and Assignment Separate From Certificate, in the form attached hereto as Exhibit B and with a Medallion Signature Guarantee (the “Stock Power”), thereby transferring ownership of the Shares to the Transferee.

     Assignment of CAP Note. Transferor hereby assigns, transfers, and conveys to the Transferee all of its rights, title, and interest in, to, the CAP Note. Upon execution of this Agreement, the Transferor shall transfer and assign to the Transferee, in accordance with Section 3.05 of the Indenture, the CAP Note, and shall execute and deliver to the Transferee the Assignment Form attached hereto as Exhibit C.
     Assignment of Warrant. Transferor hereby assigns, transfers, and conveys to the Transferee all of its rights, title, and interest in, to, the Warrant. In accordance with the terms of the Warrant, the Transferor hereby authorizes the Company to (i) register the Warrant in the name of the Transferee, (ii) cancel the Warrant and (iii) issue a new warrant to purchase the same number of shares of Common Stock of the Company as are exercisable under the Warrant in the name of Transferee or its designee and authorizes the Transferee to deliver this Agreement, along with the original Warrant, to the Company in order to effect the foregoing.
     Assignment of Bridge Note. Transferor hereby assigns, transfers, and conveys to the Transferee all of its rights, title, and interest in, to, the Bridge Note. In accordance with the terms of the Bridge Note, the Transferor hereby authorizes the Company to (i) register the Bridge Note in the name of the Transferee, (ii) cancel the Bridge Note and (iii) issue a new Senior Secured Subordinated Note of the Company in the same aggregate principal amount as the Bridge Note in the name of Transferee or its designee and authorizes the Transferee to deliver this Agreement, along with the original Warrant, to the Company in order to effect the foregoing.
Tender of Payment. Upon execution and delivery to Transferee by Transferor of this Agreement, the Stock Power in the form attached hereto as Exhibit B, the Assignment Form attached hereto as Exhibit C, the certificates representing the Shares, the CAP Note, the Bridge Note and the Warrant, the Transferee shall tender to the Transferor the Purchase Price in accordance with the instructions listed on Exhibit A.
Representations and Warranties of Transferee. In connection with this Agreement, the Transferee hereby represents and warrants to the Transferor as follows:
     Authority. The Transferee has all requisite power and authority (i) to execute and deliver this Agreement, (ii) to purchase the Securities and (iii) to carry out and perform its obligations under this Agreement.
     Authorization, Etc. All action on the part of the Transferee necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Transferee hereunder and thereunder and the purchase of the Securities has been taken or will be taken as of the date hereof. This Agreement constitutes a valid and binding agreement of the Transferee, assuming the due execution of this Agreement by the Transferor, enforceable against the Transferee in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     Information. The Transferee is a sophisticated purchaser with respect to the purchase of the Securities and has independently and without reliance upon the Transferor, and based on such public information as the Transferee has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Transferee has relied upon the Transferor’s express representations, warranties, covenants and indemnities in this Agreement.
Representations, Warranties and Covenants of the Transferor. In connection with this Agreement, the Transferor hereby represents, warrants and covenants to the Transferee as follows:
     Authority. The Transferor has all requisite power and authority (i) to execute and deliver this Agreement and the attached exhibits hereto, (ii) to sell the Securities (iii) to carry out and perform its obligations under this Agreement and each of the exhibits hereto.
     Authorization, Etc. All action on the part of such Transferor necessary for the authorization, execution and delivery of this Agreement and the exhibits attached hereto, the performance of all obligations of such Transferor hereunder and thereunder, the sale, delivery and assignment of the Securities, has been taken or will be taken as of the date hereof. This Agreement and the exhibits hereto have been duly executed and delivered by the Transferor. This Agreement constitutes valid and binding obligations of the Transferor, assuming the due execution of this Agreement by the Transferee, enforceable against such Transferor in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
     Title to Securities. The Transferor owns and has (i) good and marketable title to the Securities, free and clear of any liens, encumbrances, equities, claims, voting trust arrangements, pledges, security interests, rights to purchase such Securities, and restrictions whatsoever, except for restrictions under applicable securities laws, and (ii) upon the delivery of, against payment for, such Securities pursuant to this Agreement, the Transferee will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities, claims, voting agreements or voting trust arrangements, pledges, security interests, rights to purchase such Securities, and restrictions whatsoever, except for restrictions under applicable securities laws. Other than the Securities, Transferor has no claims or interests relating to the Company.
     No Conflict. The execution, delivery and performance by the Transferor of this Agreement and the exhibits attached hereto, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of its certificate or articles of incorporation, bylaws, partnership agreement, certificate or articles of formation, operating agreement, Securities or other organizational document (each as amended to date) or of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound.

     No Consent. No consent, notice, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or other person on the part of Transferee is required in connection with the consummation of the transactions contemplated by this Agreement.
     No Action. There is no action, suit, proceeding or investigation pending or, to the actual knowledge of the Transferee, currently threatened which questions the validity of this Agreement.
Miscellaneous.
     Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer, convey and assign the Securities and to carry out the intent of the parties to this Agreement, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.
     Governing Law. This Agreement shall, in all respects, be interpreted, enforced and governed under the laws of the State of Texas applicable to contracts executed and performed in Texas without giving effect to conflicts of law principles.
     Successors and Assigns. It is expressly understood and agreed by the parties that this Agreement and all of its terms shall be binding upon their representatives, heirs, executors, administrators, successors, and assigns.
     Headings. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.
     Severability. If any provision in this Agreement is held to be invalid, the remainder of this Agreement shall not be affected by such a determination.

PLEXUS FUND LIMITED
By:
Name:
Title:

FP TECH HOLDINGS, LLC
By:
Name:
Title:

     EXHIBIT A

		Aggregate	Aggregate	Aggregate	Aggregate	Electronic Delivery
		Principal	Number of	Principal	Shares of	Instructions of
	Address and	Amount of CAP	Warrant	Amount of	Common	Transferee/ DTC
Transferor	Facsimile Number	Note	Shares	Bridge Note	Stock	Account

Plexus Fund Limited	666 Fifth Avenue	$280,000	60,714	$168,875	81,250
14th Floor
New York, NY
10103-0001
Attention: John O’Sullivan
Facsimile:
Telephone(212) 827-8151

EXHIBIT B
The Stock Power and Assignment Separate From Certificate
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the FP Tech (“Assignee”), 81,250 shares of Common Stock of Firepond, Inc. (the “Company”). Such shares stand in the undersigned’s name on the books of said corporation represented by Certificate No(s) ___. In connection with the foregoing, undersigned does hereby irrevocably constitute and appoint the secretary of the Company as its attorney-in-fact to transfer such shares on the books of the Company with full power of substitution and resubstitution, and further ratifies and confirms all actions taken by such attorney-in-fact by virtue of this Stock Power.
***Medallion Signature Guarantee Required by the Transfer Agent.***
Dated: April ___, 2008.

(Signature)

(Print Name)

(Spouse’s Signature)

(Print Spouse’s Name)
***Medallion Signature Guarantee Required by the Transfer Agent.***

EXHIBIT C
ASSIGNMENT FORM
If you want to assign this Note, fill in the form below and sign:
I or we assign and transfer this Note to:
(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)
     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
[Check One]
(1) ___to the Company or a subsidiary thereof; or
(2) ___to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or
(3) ___pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
     Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.